UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 27, 2004


                 GLOBAL WIRELESS SATELLITE NEWWORKS (USA), INC.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)


                                  64 Knightbridge
                                    London, U.K.
         Delaware                        SW1X                    13-4105842
----------------------------     ---------------------      --------------------
(State or other jurisdiction     (Address of Principal      (I.R.S. Employer
 of incorporation or              Executive Offices)         Identification No.)
 organization)





Registrant's telephone number, including area code: 011-44-7979-057-708
================================================================================

Item 1.    Changes in Control of Registrant.

On July 27, 2004, Hemingway Corporate Ventures, S.A., a British Virgin Islands corporation ("Hemingway"), acquired 726,600 shares of Global Wireless Satellite Networks (USA), Inc. ("Company") common stock ("Shares") pursuant to a Stock Purchase Agreement among Hemingway, Paradon Capital, Inc. ("Paradon") and Mr. Barry Russell (the "Agreement"). Pursuant to the Agreement, Paradon sold the Shares directly to Hemingway.

The current number of issued and outstanding shares of the Company is approximately 1,054,334. Consequently, as a result of Hemingway's acquisition, it is now considered a control person of the Company.

The following table sets forth, as of August 10, 2004, certain information regarding the beneficial ownership of shareholders of more than 5% of the Company's Common Stock.

                                                           AMOUNT AND
                                                           NATURE OF
TITLE OF                                                   BENEFICIAL  PERCENT
CLASS          NAME AND ADDRESS OF BENEFICIAL OWNER        OWNERSHIP   OF CLASS
-------------  ------------------------------------------  ----------  ---------
Common         Hemingway Corporate Ventures, S.A.          726,600     69%
               64 Knightsbridge
               London, United Kingdom SW1X



Exhibit 99.01 - Agreement between Hemingway Corporate Ventures, S.A., Paradon Capital, Inc., Mr. Barry Russell and Global Satellite Networks (USA), Inc., dated July 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Wireless Satellite Networks (USA), Inc.

Date: August 11, 2004


/s/ Scott Kostiuk
-----------------------
Scott Kostiuk,
President